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EXHIBIT 11.  COMPUTATION OF EARNINGS PER SHARE

                                                      Year Ended
                                                     September 30,
                                                    2000        1999

Net income                                       $  871,834  $    8,129
Weighted average number of shares outstanding     5,258,886   5,258,886
                                                 ----------  ----------

Net income per common shares                     $     0.17  $     0.00
                                                 ==========  ==========

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